Exhibit 5.2

Skadden, Arps, Slate, Meagher & Flom llp

ONE MANHATTAN WEST NEW YORK, NY 10001 _________ TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com

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August 7, 2026

Nano-X Imaging Ltd.

Ofer Tech Park

94 Shlomo Shmeltzer Road

Petach Tikva, Israel 4970602

Re:	Nano-X Imaging Ltd. Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special United States counsel to Nano-X Imaging Ltd., a company organized under the laws of Israel (the “Company”), in connection with the registered offering by the Company of 3,700,000 ordinary shares (the “Shares”) of the Company, par value NIS 0.01 (the “Ordinary Shares”), pre-funded warrants (the “Pre-Funded Warrants”) exercisable to purchase 4,300,000 Ordinary Shares (the “Pre-Funded Warrant Shares”) and Ordinary Share warrants (the “Ordinary Share Warrants” and, together with the Pre-Funded Warrants, the “Warrants”) exercisable to purchase 8,000,000 Ordinary Shares (the “Ordinary Share Warrant Shares”). The Shares, the Warrants, the Pre-Funded Warrant Shares and the Ordinary Share Warrant Shares are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

Nano-X Imaging Ltd.

August 7, 2026

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the registration statement on Form F-3 (File No. 333-294302) of the Company relating to the Securities filed with the Securities and Exchange Commission (the “Commission”) on March 13, 2026 under the Securities Act of 1933 (the “Securities Act”) allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), and Pre-Effective Amendment No. 1 thereto, including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations and the Notice of Effectiveness of the Commission posted on its website declaring such registration statement effective on March 30, 2026 (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

(b) the prospectus, dated March 30, 2026 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c) the prospectus supplement, dated August 5, 2026 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d) an executed copy of the Securities Purchase Agreement, dated as of August 5, 2026 (the “Securities Purchase Agreement”), between the Company and the Purchaser identified on the signature pages thereto (the “Purchasers”), relating to the sale by the Company to the Purchasers of the Securities;

(e) an executed copy of the Placement Agency Agreement, dated as of August 5, 2026 (the “Placement Agency Agreement”), between the Company and A.G.P./Alliance Global Partners;

(f) executed copies of the Pre-Funded Warrants;

(g) executed copies of the Ordinary Share Warrants.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the factual representations and warranties set forth in the Securities Purchase Agreement and Placement Agent Agreement.

Nano-X Imaging Ltd.

August 7, 2026

We do not express any opinion with respect to the laws of any jurisdiction other than the State of New York (the “Opined-On Law”).

As used herein, “Transaction Documents” means the Securities Purchase Agreement, the Placement Agency Agreement and the Warrants.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Warrants, when issued and sold in accordance with the Securities Purchase Agreement, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

The opinions stated herein are subject to the following assumptions and qualifications:

(a) we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and governmental orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) we do not express any opinion with respect to any law, rule, regulation or order that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c) except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

(d) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules, regulations or orders, or to the extent any such provision purports to waive or alter, or has the effect of waiving or altering, any statute of limitations;

(e) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law Sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality;

(f) we call to your attention that the opinions stated herein are subject to possible judicial action giving effect to governmental actions or laws of jurisdictions other than those with respect to which we express our opinion;

(g) we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;

(h) we do not express any opinion whether the execution or delivery of any Transaction Document by the Company, or the performance by the Company of its obligations under any Transaction Document will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries; and

(i) the opinions stated herein are limited to the agreements and documents specifically identified in the opinions contained herein (the “Specified Documents”) without regard to any agreement or other document referenced in any Specified Document (including agreements or other documents incorporated by reference or attached or annexed thereto) and without regard to any other agreement or document relating to any Specified Document that is not a Transaction Document.

In addition, in rendering the foregoing opinions we have further assumed that, at all applicable times:

(a) the Company (i) was duly organized and was validly existing and in good standing, (ii) had requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) had complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents;

(b) the Company had the power and authority to execute, deliver and perform all its obligations under each of the Transaction Documents;

Nano-X Imaging Ltd.

August 7, 2026

(c) each of the Transaction Documents had been duly authorized, executed and delivered by all requisite action on the part of the Company;

(d) neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Securities: (i) conflicted or will conflict with the organizational documents of the Company, (ii) constituted or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 20-F for the year ended December 31, 2025, although we have assumed compliance with any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company contained in such agreements or instruments), (iv) contravened or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (v) violated or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (v) with respect to Opined-On Law); and

(e) neither the execution and delivery by the Company of the Transaction Documents nor the enforceability of each of the Transaction Documents against the Company required or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

This opinion letter shall be interpreted in accordance with customary practice of United States lawyers who regularly give opinions in transactions of this type.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Company’s Report of Foreign Private Issuer on Form 6-K being filed on the date hereof and incorporated by reference into the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion letter is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP
MJS